Exhibit 17.1

SUBSIDIARY ISSUER OF GUARANTEED SECURITIES

Each of the following series of guaranteed notes listed on the NYSE has been issued by Petrobras Global Finance B.V. itself, or as successor to Petrobras International Finance Company, and is guaranteed by us.

Security	Issuer	Guarantor
6.250% Global Notes due 2024[1]	Petrobras Global Finance B.V.	Petróleo Brasileiro SA – Petrobras
5.299% Global Notes due 2025	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
8.750% Global Notes due 2026	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
7.375% Global Notes due 2027	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
5.999% Global Notes due 2028	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
5.750% Global Notes due 2029	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
5.093% Global Notes due 2030	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
5.600% Global Notes due 2031	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
6.500% Global Notes due 2033	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
6.875% Global Notes due 2040	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
6.750% Global Notes due 2041	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
5.625% Global Notes due 2043	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
7.250% Global Notes due 2044	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
6.900% Global Notes due 2049	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
6.750% Global Notes due 2050	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
5.500% Global Notes due 2051	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras
6.850% Global Notes due 2115	Petrobras Global Finance B.V.	Petróleo Brasileiro SA - Petrobras

1 6.250% Global Notes due 2024 were repaid at maturity on March 17, 2024.